LICENSE AGREEMENT

Agreement dated as of May 16, 2011, by and among Worlds Inc., a Delaware corporation having its address at 11 Royal Road, Brookline MA 02445 (hereafter, the “Licensor”) and Worlds Online Inc., a Delaware corporation with its address at 11 Royal Road, Brookline MA 02445 (“Licensee”).

W I T N E S S E T H :

WHEREAS, Licensor is the owner of all right, title and interest in and to U.S. patent numbers _____________ (the “Existing Patents”) and all continuations, divisionals, continuations-in-part, and reissue patents or patent applications related thereto and all improvements and modifications to the Existing Patents (collectively, the “Licensed Patents”);

WHEREAS, Licensee wishes to obtain from Licensor a license under said Licensed Patents in accordance with the terms and provisions of this Agreement;

WHEREAS, Licensee desires to license from Licensor the sole and exclusive right to use such Licensed Patents in connection with Licensee’s manufacture, sale and distribution of certain products; and

WHEREAS, Licensor is willing to grant such license to the Licensee upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties, in consideration of the mutual representations and covenants contained herein, hereby agree as follows:

1 DEFINITIONS

1.1 “Licensed Patents” shall have the meaning set forth above.

1.2 “Licensed Products” shall mean any items, including specifically but without limitation, software incorporating or practicing any of the Licensed Patents.

1.5 “Permitted Sub-licensee” shall mean any person or entity Licensee grants a sub-license of the License, subject only to Licensee’s approval which may not be unreasonably withheld.

1.6 “Term” shall mean the term of this agreement as set forth in Article III hereafter.

1.7 “Territory” shall mean the entire world.

2 GRANT OF RIGHTS

2.1 Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the exclusive right and license under the Licensed Patents to develop, design, manufacture, use, import, sell and offer for sale the Licensed Products throughout the Territory using all forms of distribution now or hereafter developed, including, but not limited to, the Internet.

2.2 Sublicense or Assignment. The Licensee shall be permitted to sublicense or assign its rights hereunder to any other person with the prior written consent of the Licensor, which consent shall not be unreasonably withheld or delayed.

2.3 Third Party Manufacturing. The Licensee will be entitled to engage a third party manufacturer to make and produce the Licensed Products. The third party manufacturer shall be selected by Licensee in its sole discretion.

3 TERM

3.1 Term. The Term shall commence as of May 16, 2011 and shall expire on the day following the day that the last of the Licensed Patents expires.

4 PRODUCTION.

4.1 Design Freedom. Licensee shall have the right to apply the Licensed Patents in the design of the Licensed Products and shall be entitled to produce and sell Licensed Products under any form or design, or having any appearance Licensee wishes, provided, however, that it complies with all the provisions of this Agreement.

4.2 Ownership of Name, Logo and Design. It is hereby agreed and acknowledged by the Licensor that all copyrights related to the name, style and design of the Licensed Products, Licensed Patents, and copyrights in any other items produced by the Licensee during the Term hereof, which are based on or related to the Licensed Patents, shall vest in the Licensor.

5 ROYALTIES, STATEMENTS AND PAYMENTS

5.1 Royalties. The Licensee shall not be required to pay Licensor any royalty with respect to sales of the Licensed Products. However, Licensee shall be required to pay a royalty to Licensor in the amount of two (2%) percent of all sub-licensing fees it receives.

6 PROTECTION OF THE LICENSED PATENTS

6.1 Ownership of Licensed Patents. The Licensee acknowledges that the Licensed Patents, except with respect to Licensed Products, are the sole property of the Licensor and that the Licensor has the exclusive right to control and license the Licensed Patents and agrees that it will not dispute or contest the Licensor’s interest therein.

6.2 Infringement by Third Party. In the event that any third party contravenes or infringes any of the Licensed Patents in a manner which concerns or affects the Licensee or the Licensor, the Licensor shall, at its sole discretion and at its expense, take such action as it decides and the Licensee shall, at the Licensor’s expense, assist the Licensor to the extent necessary (including participation as a party in legal proceedings) to protect any of the Licensor’s rights and give the Licensor all commercially reasonable assistance therewith and all compensation damages costs and other benefits of such action, after deduction or reimbursement from the proceeds of the expenses incurred by the Licensor and Licensee, shall belong entirely to the Licensor, provided that the Licensee shall be entitled to reimbursement of any expenses it incurred in assisting the Licensor, including attorney’s fees. If the Licensor includes the Licensee as a party in legal proceedings pursuant to the provisions of this Section 6.2, the Licensor shall jointly and severally indemnify and hold the Licensee harmless from any claims, suits, judgments, damages and reasonable expenses, costs or attorneys’ fees arising out of or related to any such legal proceedings provided the Licensee’s acts or omissions are not the cause of such contravention or infringement.

7 REPRESENTATIONS AND WARRANTIES OF LICENSEE

7.1 Authority. The Licensee represents and warrants that it has the right, power and authority to enter into the Agreement and perform its obligations hereunder.

7.2 Distribution Arrangements. The Licensee shall use reasonable business judgment in arranging for the sub-licensing of the Licensed Products in the Territory and maintain accurate records of all such sub-licenses.

7.3 Use of Licensed Patents. The Licensee shall not use any name, word, device, mark, character or other matter relating to the Licensed Patents in any manner other than as authorized hereunder.

7.4 Product Liability Insurance. Licensee shall maintain reasonable product liability insurance covering claims or causes of action arising out of any alleged defect in the Licensed Products sold by Licensee, and shall provide evidence of such insurance upon the request of Licensor, and add Licensor as an additional named insured on such policies.

8 REPRESENTATIONS AND WARRANTIES OF LICENSOR

8.1 Authority. The Licensor represents and warrants that it has the right, power and authority to enter into the Agreement and perform its respective obligations hereunder party.

10 [Intentionally omitted.]

11. PATENT MATTERS

11.1          In accordance with 35 U.S.C. § 287, Licensee shall begin marking Licensor’s patent numbers (U.S. Patent _______________) on the Licensed Products as soon as reasonably practical after the date of this Agreement.

11.2          The marking required under Paragraph 11.1 shall be done in a manner reasonably acceptable to Licensor.

11.3 Licensor may specify that Licensee apply additional patent numbers, and Licensee shall cooperate in adding such additional markings.

11.4 Licensor shall maintain any U.S. Patent that it specifies Licensee should mark on Licensed Products.

11.5 Licensee shall cooperate with Licensor to assist it, upon request, at its sole expense, as may be reasonable in any prosecution matter or defense of the Licensed Patents.

12 MISCELLANEOUS

12.1 Notices. All notices and statements shall be in writing and shall together with any payments be personally delivered or sent registered or certified mail, return receipt requested, postage prepaid to the intended party at the address set forth at the beginning of this Agreement (unless notification of a change of address is given in writing), with a copy by regular mail to Feder, Kaszovitz LLP, 845 Third Ave., 11th Floor, New York, New York 10022. The date of mailing of a notice or statement shall be deemed the date the notice is given or statement rendered.

12.2 Entire Understanding. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supercedes any prior understandings, agreements, written or oral, between or among the parties with respect to the subject matter hereof.

12.3 Waiver, Modification. The terms of this Agreement may not be waived or modified except by an agreement in writing executed by the parties hereto. The waiver by either party of any breach of this Agreement must be in writing and shall not be deemed to be a waiver of any prior or succeeding breach.

12.4 Relationship of the Parties. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers and neither party shall have the power to obligate or bind the other in any manner whatsoever.

12.5 No Third Party Beneficiaries. Except as provided by the indemnification provisions of Section 9, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and the other persons executing this Agreement.

12.6 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and the extent of such invalidity or unenforceability shall not be deemed to destroy the basis of the bargain among the parties as expressed herein, and the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

12.7 Damage Limitation. Neither Party shall be liable to the other for consequential, punitive or special damages.

12.8 Captions. Captions of paragraphs appearing herein are inserted for reference and convenience only and do not define or limit the scope or intent of any provision hereof.

12.9 Entire Agreement. There are no representations, warranties or covenants, with respect to the subject matter contained herein, other than those set forth in this Agreement which sets forth the entire understanding and agreement among the parties hereto.

12.10 Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

12.11 No Presumptions. Each party hereto acknowledges that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that any other party hereto drafted or controlled the drafting of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Worlds Inc. By: ______________________ Name: ___________________ Title: ____________________	Worlds Online Inc. By: ______________________ Name: ____________________ Title: _____________________